EXHIBIT (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our reports dated February 23, 2006, with respect to the consolidated financial statements of The Gorman-Rupp Company, The Gorman-Rupp Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, included in the 2005 Annual Report to Shareholders of The Gorman-Rupp Company.
We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-85982) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-105682) pertaining to the 401(k) Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors’ Compensation Plan of The Gorman-Rupp Company of our reports dated February 23, 2006, with respect to the consolidated financial statements of The Gorman-Rupp Company, The Gorman-Rupp Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 10, 2006

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